Exhibit 2.1
                                    50 pages



                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                            BUCKEYE TECHNOLOGIES INC.
                             BKI HOLDING CORPORATION
                              BUCKEYE MT. HOLLY LLC
                               BUCKEYE FINLAND OY
                             BKI INTERNATIONAL INC.


                                       AND


                             UPM-KYMMENE CORPORATION
                              WALKISOFT FINLAND OY
                               WALKISOFT USA, INC.
                              WALKISOFT DENMARK A/S


                                 October 1, 1999



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EXHIBITS

Exhibit A     Asset Purchase Agreement between Walkisoft GmbH and Buckeye
              Steinfurt GmbH
Exhibit B     Tangible Personal Property
Exhibit C     Assumed Liabilities
Exhibit D     Form of Buyer Note
Exhibit E     Pledge and Security Agreement
Exhibit F     Purchase Price Allocation
Exhibit G     Historical Financial Statements
Exhibit H     Finnish Employee Reduction Schedule
Exhibit I     Form of Opinion of Counsel to the Buyer
Exhibit J     Transition Services Agreement
Exhibit K     Form of Bill of Sale and Assignments
Exhibit L     Form of Real Property Transfer Documents
Exhibit M     Form of Intellectual Property Transfer Documents
Exhibit N     Form of Assumption Agreement
Exhibit O     Required Consents

Disclosure Schedule  Exceptions to Representations and Warranties

                                     2.1-2
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                            ASSET PURCHASE AGREEMENT


Agreement entered into as of October 1, 1999, by and between Buckeye Technologies Inc., a Delaware corporation ("Buckeye Technologies"), BKI Holding Corporation, a Delaware corporation ("BKI Holding"), Buckeye Mt. Holly LLC., a Delaware limited liability company ("Buckeye Mt. Holly"), BKI International Inc., a Delaware corporation ("BKI International"), and Buckeye Finland Oy, a Finnish corporation ("Buckeye Finland"), (Buckeye Technologies, BKI Holding, Buckeye Mt. Holly, Buckeye International and Buckeye Finland are referred to collectively hereinafter as the "Buyer"), and Walkisoft Finland Oy, a Finnish corporation ("Walkisoft Finland"), Walkisoft USA, Inc., a Delaware corporation ("Walkisoft USA") and Walkisoft Denmark A/S, a Danish corporation ("Walkisoft Denmark") (collectively, the "Seller") and UPM-Kymmene Corporation, a Finnish corporation ("UPM"). The Buyer, Seller and UPM are referred to collectively herein as the "Parties."

This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Seller used in the Walkisoft Business in return for cash and the Buyer Note except that the assets and assumed liabilities relating to Walkisoft GmbH shall be purchased pursuant to the German Purchase Agreement, a copy of which is attached hereto as Exhibit A.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

"Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller used in its Walkisoft Business, including, but not limited to, all of its (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements (including signage easements), rights-of-way, and other appurtenances thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, Inventory, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, dies, supplies, packaging materials, spare parts and components) including all tangible property specifically set forth on Exhibit B attached hereto, (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, instruments, Security Interests and rights thereunder, (f) accounts receivables, (g) computer hardware, information systems and related software, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment, (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files
(including employee files), documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, sales literature, customer files and materials, studies, reports, operating procedure manuals regarding quality, safety, processing and related matters, and other printed or written materials;

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and (k) all of the  outstanding  capital  stock of  Walkisoft  France  S.A.R.L.,
Walkisoft (U.K.) Limited, Walkisoft Italia S.r.l., and Walkisoft Iberica, S.A. (collectively the "Sales Companies"); provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) all books and records legally required for tax or other governmental purposes (provided Buyer shall have right to copy or have access to such records), (iii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iv) any equipment of Seller used in the operation of the Walkisoft plant in Kotka, Finland, (v) any assets of Seller used in operation of the Walkisoft plant in Aarhus, Denmark, except all of the machinery and equipment comprising the Walkisoft production line in Aarhus, Denmark and the spare parts and components related thereto, (vi) any notes receivables of Seller, unless specifically assumed by Buyer, (vii) any cash, cash equivalents, or marketable securities of Seller, or (viii) any contracts or agreements with any independent sales agents, unless expressly assumed by Buyer as an Assumed Liability.

"Adverse Consequences" means all actions, claims, judgments, orders, damages, penalties, fines, costs, amounts paid in settlement, diminution in value, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, net of actual insurance and other third party recoveries.

"Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control, with another Person.

"Affiliated Group" means any affiliated group within the meaning of Code 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

"Assumed Liabilities" means (a) Trade Payables and Designated Accruals but only to the extent included in the computation of Net Working Capital pursuant to
Section 2(g), (b) all obligations of the Seller under those agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets entered into in the Ordinary Course of Business and set forth on Exhibit C attached hereto, and (c) all other Liabilities and obligations of the Seller set forth on Exhibit C attached hereto, provided, however, that the Assumed Liabilities shall not include (i) any Liability of the Seller for Taxes, (ii) any Liability of the Seller for the unpaid Taxes of any Person (other than the Seller) under Reg. ' 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any Environmental, Health and Safety Liabilities relating to a time period at or prior to the Effective Date; (iv) any Liability to or on account of any employee of Seller, including severance rights and benefits, accrued prior to the Effective Date which are not expressly assumed by Buyer,
(v) any obligation of the Seller to indemnify any Person (including any of the Seller's stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (vi) any Liability of the Seller for

                                     2.1-4
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (vii) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (viii) any Liability or obligation under any contracts or agreements with any independent sales agents except to the extent any such Liability or obligation is set forth on Exhibit C attached hereto, or (ix) any other Liability of Seller, including any other Liability of Seller relating to or arising out of the ownership or operation of Seller's business prior to the Effective Date, except as specifically set forth in clauses (a), (b) and (c) above.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Buyer" has the meaning set forth in the preface above.

"Buyer Note" has the meaning set forth in Section 2(c) below.

"CERCLA" means the United States Comprehensive  Environmental Response,
 Compensation,  and Liability Act, 42 U.S.C. ' 9601 et seq., as amended.

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" has the meaning set forth in Section 2(d) below.

"Code" means the Internal Revenue Code of 1986, as amended.

"Controlled Group of Corporations" has the meaning set forth in Code ' 1563.

"Designated Accruals" shall mean those accruals incurred in the Ordinary Course of Business and specifically assumed by Buyer as described in Exhibit C attached hereto.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Effective Date" shall mean as of the commencement of Seller's business on October 1, 1999, or such other date as the Parties shall mutually determine.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan and any plan intended to be so qualified, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) and any plan intended to be so qualified, or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA ' 3(2) or similar employee pension benefit plans under the laws of any jurisdiction governing employees of Seller who shall become employees of Buyer hereunder.

                                     2.1-5

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA ' 3(1) or similar employee welfare benefit plans under the laws of any jurisdiction governing employees of Seller who shall become employees of Buyer hereunder.

"Environmental,  Health and Safety  Liabilities"  means any  Liability  or other responsibility arising from or under Environmental, Health and Safety Requirements and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims and demands arising under Environmental, Health and Safety Requirements; (c) financial responsibility under Environmental, Health and Safety Requirements for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (collectively, a "Cleanup") required by applicable Environmental, Health and Safety Requirements and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental, Health and Safety Requirements. The terms "removal," "remedial," and "response action," has the same meaning as used in CERCLA.

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

"Facilities" means any real property, leaseholds, or other interests currently owned or operated by the Seller in North Carolina and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by the Seller in North Carolina.

"Fiduciary" has the meaning set forth in ERISA Section 3(21).

"Financial Statement" has the meaning set forth in Section 3(g) below.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time and consistently applied.

"German Purchase Agreement" shall mean the Asset Purchase and Sale Agreement attached hereto as Exhibit A between Walkisoft GmbH and Hohenstauffen Vermogensverwaltungs GmbH, the name change of which to Buckeye Steinfurt GmbH has been resolved but not yet registered (referred to herein as "Buckeye Steinfurt GmbH").

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"Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Hazardous Activities" means the distribution, generation, disposal, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the environment.

"Hazardous Materials" means any (a) "hazardous substance," "pollutants," or "contaminant" (as defined in Sections 101(14) and (33) of CERCLA or the regulations issued pursuant to Section 102 of CERCLA and found at 40 C.F.R.
Section 302), including any element, compound, mixture, solution or substance that is or may be designated pursuant to Section 102 of CERCLA; (b) substance that is or may be designated pursuant to Section 311(b)(2)(A) of the FWPCA; (c) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA") or having characteristics that may subsequently be considered under RCRA to constitute hazardous waste; (d) substance containing petroleum, as that term is defined in
Section  9001(8) of RCRA;  (e) toxic  pollutant  that is or may be listed  under
Section 307(a) of FWPCA; (f) hazardous air pollutant that is or may be listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. Sections 7401,7412); (g) imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, 2606); (h) source, special nuclear, or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2011 et seq.); (i) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it;
(j) waste oil and other petroleum products; and (k) any other toxic materials, contaminants, or hazardous substances or wastes pursuant to any environmental law.

"Initial Payment" has the meaning set forth in Section 2(c)(ii) below.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) subject to the provisions of Section 8(a), all trademarks, service marks, trade dress, logos, trade names, corporate names, and fictitious or assumed name registrations, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists (including customer lists controlled or owned by sales offices of Affiliates of Seller), pricing and cost

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information,  and business and marketing plans and proposals),  (f) all computer software (including data and related documentation, but excluding any UPM proprietary software used outside of the Walkisoft Business), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), and (i) employee invention and discovery files and logs.

"Inventory" means (a) the raw materials and packaging materials used in the Walkisoft Business of Seller, including wood pulp, other fibers, binders and superabsorbent polymers, and (b) finished product.

"Knowledge" means actual knowledge after reasonable investigation of the officers, directors and managers of Seller and the following other designated persons: Berndt Brunow, Jaakko Rislakki, Erkki Numminen, Jaakko Palsanen, Tapani Sointu, Juhani Ilvonen, Helmer Gustafsson, Pentti Kallio, and Sirpa-Helena Sormunen.

"Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Minimum Net Working Capital" has the meaning set forth in Section 2(c) below.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

"Most Recent Financial Statements" has the meaning set forth in Section 3(g) below.

"Most Recent Fiscal Month End" has the meaning set forth in Section 3(g) below.

"Most Recent Fiscal Year End" has the meaning set forth in Section 3(g) below.

"Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

"Net Working Capital" means the aggregate value as of the Effective Date in U.S. Dollars of (i) the Inventory and accounts receivable included in the Acquired Assets, minus (ii) Trade Payables and Designated Accruals. For purposes of this definition, Inventory shall be valued as of the Effective Date in U.S. Dollars at the lower of (a) fair market value or (ii) the actual cost of the Inventory reflected on the books and records of Seller (which shall be prepared in accordance with GAAP), except that for purposes hereof, all spare parts, wires, felts and fabrics, and other items carried as inventory on Seller's financial records (other than Inventory) and used in the Walkisoft Business shall be included in the calculation of Net Working Capital at an aggregate value of U.S. $300,000. Accounts receivable shall be valued as of the Effective Date in U.S. Dollars from the books and records of the Seller. In the event the Parties fail to agree on the Inventory valuation, the Buyer and Seller will request their respective independent accounting firms to resolve the issues, and if the accounting firms fail to do so within sixty (60) days of the date the Parties submit the issues to them, the Buyer and Seller will submit the unresolved issues to arbitration in accordance with Section 11(a). To the extent any currency conversions are required, the exchange rates in effect on the Frankfurt Stock Exchange as of the close of business on the date immediately preceding the Effective Date shall be used.

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

"Ordinary  Course of Business" means the ordinary course of business  consistent
with  past  custom  and  practice   (including  with  respect  to  quantity  and
frequency).

"Other Agreements" shall mean (1) the German Purchase Agreement, (2) the Buyer Note, (3) the Pledge and Security Agreement,(4) the Transition Services Agreement, and (5) the other instruments and documents required by Seller and Buyer hereunder or under the German Purchase Agreement at Closing.

"Party" has the meaning set forth in the preface above.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Pledge and Security Agreement" has the meaning set forth in Section 2(c) below.

"Prohibited Transaction" has the meaning set forth in ERISA ss. 406 and Code ss. 4975.

"Purchase Price" has the meaning set forth in Section 2(c) below.

"Reportable Event" has the meaning set forth in ERISA ' 4043.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens acceptable to Buyer, (b) liens for Taxes not yet due and payable, (c) liens securing payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business which are not material and which are not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                                     2.1-9

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Trade Payables" means all accounts payable incurred by Seller in the Ordinary Course of Business.

"UPM Guaranty" has the meaning set forth in Section 11(q) below.

"Walkisoft Business" means of or pertaining to the operations of the business of Walkisoft Finland, Walkisoft USA, Walkisoft Denmark, Walkisoft Steinfurt GmbH, and the Sales Companies at any time prior to the Effective Date.

1.       Basic Transaction.

         (a) Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets on the Closing Date effective as of the Effective Date for the consideration specified below in this Section 2.

         (b) Assumption of Liabilities. Subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities on the Closing Date effective as of the Effective Date. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller or any predecessor entity not included within the definition of Assumed Liabilities.

         (c) Purchase Price. Subject to Section 2(g) and Section 10(c), the Buyer agrees to pay to the Seller on the Closing Date U.S. $ 44,600,000.00 (the "Purchase Price") by delivery of
                  (i) its promissory note (the "Buyer Note") in the form of Exhibit D attached hereto in the aggregate principal amount of U.S. $ 22,000,000.00, and (ii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds ("Initial Payment"). Notwithstanding the foregoing, if the Net Working Capital of Seller as of the Effective Date does not equal U.S. $3,000,000.00 ("Minimum Net Working Capital"), the Purchase Price shall be adjusted in accordance with Section 2(g).
                  As security for the Buyer Note, Buyer shall execute and deliver to Seller a pledge with respect to the capital stock of Buckeye Steinfurt and a Pledge and Security Agreement with respect to the membership interest of Buckeye Mt. Holly in the form attached hereto as Exhibit E.

         (d) The Closing. The execution of all of the documents necessary to consummate the transactions contemplated under this Agreement shall take place at the offices of Oppenhoff & Raedler in Cologne, Germany, commencing at 11:00 a.m. local time on September 29, 1999, or such other date and/or location as the Parties may mutually determine. The executed documents shall be placed in escrow pursuant to an escrow agreement to be approved by the Parties. The closing of

                                     2.1-10
                  the transactions contemplated by this Agreement (the "Closing") shall be completed upon the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date"). To the extent the Closing Date occurs after October 31, 1999, Buyer shall pay Seller interest at five percent (5%) per annum on the Initial Payment from the Effective Date through the Closing Date.

         (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below;
                  (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in
                  Section 6(b) below; (iii) the Seller will deliver to the Buyer (A) bill of sale and assignments in the form attached as Exhibit K, real property transfer document in the form attached as Exhibit L and Intellectual Property transfer documents in the form attached as Exhibit M, and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will deliver to the Seller (A) an assumption in the form attached as Exhibit N, and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above.

         (f) Allocation. The Parties agree to allocate the Purchase Price among the Acquired Assets described herein and in the German Purchase Agreement for all purposes (including financial accounting and tax purposes) in accordance with the schedule attached hereto as Exhibit F.

         (g) Purchase Price Adjustment. Prior to the Closing Date, Buyer and Seller shall agree to an estimate of the Net Working
                  Capital as of the Effective Date (the "Estimated Working Capital"), and at Closing, the Estimated Working Capital shall be used to determine any adjustment to the Initial Payment required under Section 2(c) above. If the Estimated Working Capital is less than the Minimum Net Working Capital required under Section 2(c) above, the Purchase Price shall be reduced in an amount equal to such difference. If the Estimated Working Capital is greater than the Minimum Net Working Capital, the Purchase Price shall be increased in an amount equal to the difference.

         As soon as practicable following the Closing Date, but not later than thirty (30) days thereafter, Buyer and Seller shall jointly determine the actual amount of the Net Working Capital as of the Effective Date and shall execute a certificate of their agreement as to the Net Working Capital as of the Effective Date. In order to finally settle any Purchase Price adjustments as required by comparing the actual Net Working Capital as of the Effective Date to the Estimated Working Capital, Buyer shall promptly deliver to Seller any Purchase Price increase in U.S. Dollars in immediately available funds by wire transfer or Seller shall promptly deliver to Buyer any Purchase Price decrease in U.S. Dollars in immediately available funds by wire transfer.

2. Representations and Warranties of the Seller. Each of Seller jointly and severally represents and warrants to the Buyer that the statements

                                     2.1-11
         contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Date (as though made then and as though the Effective Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. The Seller and UPM have the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other Agreements to be signed by Seller and UPM and to perform all obligations hereunder or thereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and, to the extent required, its shareholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes, and upon the execution thereof, the Other Agreements to be signed by Seller and UPM will constitute the valid and legally binding obligation of the Seller and UPM, as the case may be, enforceable in accordance with their respective terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
                  (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free

                                     2.1-12
                  and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

         (f) Subsidiaries. The Seller does not own, directly or indirectly, any capital stock or other equity ownership or other interest in any other Person.

         (g) Financial Statements. Attached hereto as Exhibit E are the following financial statements (collectively, the "Financial Statements"): (i) audited or reviewed balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Audited Statements") as of and for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998 (the "Most Recent Fiscal Year End") for Walkisoft USA; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the eight (8) months ended August 31, 1999 (the "Most Recent Fiscal Month End") for Walkisoft USA. Except for normal year end adjustments in the case of the Most Recent Financial Statements, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Walkisoft USA as of such dates and the results of operations of Walkisoft USA for such periods, and are consistent with the books and records of Walkisoft USA (which books and records are correct and complete). Additionally, the Audited Statements are correct and complete.

         (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, or results of operations of the Seller. Without limiting the generality of the foregoing, since that date:

                  (i) The Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) The Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                  (iii) No person has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Seller is a party or by which it is bound;

                  (iv) The Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                                     2.1-13

                  (v) The Seller has not committed to make any capital expenditure (or series of related capital expenditures) either involving more than U.S. $100,000 or outside the Ordinary Course of Business;

                  (vi) The Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                  (vii) The Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (viii) The Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims);

                  (ix) The Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property except with respect to those certain agreements to J.W. Suominen Oy and Havix, Inc. set forth in the Disclosure Statement;

                  (x)      The   Seller   has  not   experienced   any   damage,
                           destruction, or loss (whether or not covered by insurance) to its property;

                  (xi) The Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xii)    The Seller has not changed its accounting methods;

                  (xiii) The Seller has not granted any increase in the base compensation of any of its stockholders, directors, officers, and employees outside the Ordinary Course of Business;

                  (xiv) The Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its stockholders, directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xv) The Seller has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller;

                                     2.1-14

                  (xvii) No significant customer of Seller has stated or otherwise indicated its intention to cease doing business with Seller prior to Closing or with Buyer after Closing; and

                  (xviii) The Seller has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. The Seller does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (j) Legal Compliance. The Seller and its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply and neither Seller nor its Affiliates have any Knowledge of any investigation regarding same.

         (k)      Tax Matters.

                  (i) The Seller has filed all Tax Returns that it was required to file. All Taxes due and payable by the Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (l)      Real Property.

                  (i) Section 3(l)(i) of the Disclosure Schedule lists and describes briefly all real property that the Seller owns in North Carolina. With respect to each such parcel of owned real property:

                           (A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                                     2.1-15

                           (B) there are no pending or, to Seller's Knowledge, threatened condemnation
                                    proceedings,   lawsuits,  or  administrative
                                    actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                           (C) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (D) all Facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property and no parties (other than Seller) are in possession of any portion of such real property;

                           (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                           (G) all Facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such Facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

                                     2.1-16

                           (H) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                  (ii) Section 3(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(1)(ii) of the
                           Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(1)(ii) of the Disclosure Schedule:

                           (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                           (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the lease or sublease has repudiated any provision thereof;

                           (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) all Facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                                     2.1-17

                           (I)      all    Facilities    leased   or   subleased
                                    thereunder are supplied with utilities and other services necessary for the operation of said Facilities.

         (m)      Intellectual Property.

                  (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for or currently used in the operation of the business of the Seller as presently conducted and as committed to be conducted by Seller. Subject to Section 8(a), each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and to the Knowledge of Seller, Seller has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Seller.

                  (iii) Section 3(m)(iii) of the Disclosure Schedule identifies each patent or copyright or trademark registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for copyright or trademark registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(m)(iii) of the Disclosure Schedule also identifies each trade name, fictitious or assumed name registration or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
                           Section 3(m)(iii) of the Disclosure Schedule:

                                     2.1-18

                           (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) except for Dan-Web and Scanweb, the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(m)(iv) of the Disclosure Schedule (except for all such licenses of Seller and/or UPM with Dan-Webforming International A/S ("Dan-Web") and Scanweb I/S ("Scanweb") with respect to which no such representation is being made for purposes hereof):

                           (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C)      no   party  to  the   license,   sublicense,
                                    agreement,  or  permission  is in  breach or
                                    default,  and no event  has  occurred  which
                                    with   notice   or  lapse   of  time   would
                                    constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)      no   party  to  the   license,   sublicense,
                                    agreement, or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                                     2.1-19

                           (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission except as disclosed in Section 3(m)(iv) of the Disclosure Schedule.

                  (v) To the Knowledge of Seller, the Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of Seller's businesses as presently conducted and as committed to be conducted.

         (n) Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects to the Knowledge of Seller, has been maintained in accordance with normal industry practice, is in normal operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is being used.

         (o) Inventory. The Inventory of the Seller consists of (a) raw materials and packaging materials used in the Walkisoft Business of Seller, including wood pulp, other fibers, binders and superabsorbent polymers and (b) finished product, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for Inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

         (p) Contracts. Section 3(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, finished products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period beyond December 31, 1999;

                  (iii) any agreement concerning a partnership or joint venture;

                                     2.1-20

                  (iv) any agreement (or group of related agreements) to be assumed by Buyer as an Assumed Liability pertaining to any indebtedness for borrowed money or any capitalized lease obligation;

                  (v) any agreement concerning confidentiality or containing covenants that in any way purport to restrict the business activity of the Seller or limit the freedom of the Seller or its stockholders, directors or officers to engage in any line of business or to compete with any Person;

                  (vi) any intercompany agreement between any Seller and their Affiliates;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of those current directors, officers, and employees of Seller that will become employees of Buyer;

                  (viii)   any collective bargaining agreement;

                  (ix) any agreement for Seller's employment of any salaried individual on a full-time, part-time, consulting, or other basis that will become employees of Buyer;

                  (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of U.S.$25,000; or

                  (xi) any written warranty, guaranty or other similar undertaking with respect to contractual performance by the Seller;

                  The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

         (q) Accounts Receivable. All accounts receivable of the Seller are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

         (r) Insurance. Section 3(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                                     2.1-21

                  (i)      the name, address, and telephone number of the agent;

                  (ii)     the   name   of  the   insurer,   the   name  of  the
                           policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy and assuming due enforceability with respect to the insuror: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms until the Closing Date; (C) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

         (s) Litigation. Section 3(s) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(s) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. To the Knowledge of Seller, Seller has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller.

         (t) Product Warranty. Except as set forth on the Disclosure Schedule hereto, each product manufactured, sold, leased, or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability
                  (and to the Knowledge of Seller there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by the

                                     2.1-22

                  Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(t) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

         (u) Product Liability. Except as set forth on the Disclosure Schedule hereto, the Seller has no Liability (and to the Knowledge of Seller there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

         (v) Employees. Except as set forth on the Disclosure Schedule hereto, to the Knowledge of Seller (without reasonable investigation), no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor are there any pending strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. To the Knowledge of Seller (without reasonable investigation), no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Seller.

         (w)      Employee Benefits.

                  (i) Section 3(w) of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes or may be obligated to contribute, with respect to Walkisoft Employees. No Employee Pension Benefit Plan that Seller and any current or former domestic member of the Controlled Group of Corporations which includes the Seller, as contemplated by ' 414 of the Code, has incurred any liability under Title IV of ERISA that would result in any liability for, or loss to, Buyer.

                           (A) The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss. 4980B have been substantially met with respect to each such Employee Benefit Plan which is a ,,group health plan" within the meaning of Code Section 5000.

                           (B) All premiums or other payments for all periods ending on or before the Effective Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) The existing Employee Benefit Plan which is intended to be maintained under Code Section 401(k) and in which Walkisoft USA, Inc. is a

                                     2.1-23
                                    participating employer with respect to the
                                    Walkisoft Employees has received a favorable
                                    determination   letter  from  the   Internal
                                    Revenue Service covering all legislation for
                                    which  the  applicable   remedial  amendment
                                    period  has not  expired,  and  nothing  has
                                    occurred or failed to occur to the Knowledge
                                    of   Seller    which   would    impair   the
                                    tax-qualified status of such plan.

                           (D) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) None of the Seller and the other members of the Controlled Group of Corporations that includes the Seller contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan with respect to the Walkisoft Employees or has or may have any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iii) The Seller does not maintain or contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ' 4980B).

         (x) Guaranties. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) that would survive the Closing of any other Person.

         (y) Environmental, Health, and Safety Matters. With respect to the Acquired Assets;

                  (i)      The  Seller,  and  its  respective   Affiliates  have
                           complied   and   are   in    compliance    with   all
                           Environmental, Health, and Safety Requirements.

                  (ii) Without limiting the generality of the foregoing, the Seller and its respective Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and
                           Safety Requirements for the occupation of its Facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the Disclosure
                           Schedule 3(z).

                  (iii) Neither the Seller, nor its Affiliates has received any written notice, report or other information (including employee or third-party complaints or threats) regarding any violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its Facilities arising under Environmental, Health, and Safety Requirements.

                                     2.1-24

                  (iv) To the Knowledge of Seller, none of the following exists at any property or facility owned or operated by the Seller: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (v) Neither the Seller, nor its Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Materials , or owned or operated any property or facility in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements as they exist as of the Effective Date.

                  (vi) Neither the Seller nor any of its Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (vii) To the Knowledge of Seller, no facts, events or conditions relating to the past or present Facilities, properties or operations of the Seller or any of its respective predecessors will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         (z) Year 2000 Problem. With regard to the possibility that computer programs and systems may not properly process dates subsequent to December 31, 1999 (the "Y2K Problem"), Seller represents and warrants that it has audited all of its computer systems (including, but not limited to, systems which operate the machinery and equipment at the Mt. Holly plant operated by Walkisoft USA) and that to its Knowledge, such systems are free from the Y2K Problem insofar as it may affect the operations of the Walkisoft Business.

         (aa) Certain Business Relationships With the Seller. None of the stockholders of the Seller or their Affiliates owns any asset, tangible or intangible, which is used in the business of the Seller.

                                     2.1-25

         (bb) Investment. The Seller (i) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note and, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note.

         (cc) Sales Companies. Walkisoft France S.A.R.L. is duly organized, validly existing and in good standing under the laws of France, and all of the outstanding capital stock is owned by UPM Industries S.A., an Affiliate of UPM. Walkisoft Iberica S.A. is duly organized, validly existing and in good standing under the laws of Spain, and all of the outstanding capital stock is owned by Walkisoft Finland, an Affiliate of UPM. Walkisoft Italia S.r.l. is duly organized, validly existing and in good standing under the laws of Italy, and all of the outstanding capital stock is owned by Walkisoft Finland, an Affiliate of UPM. Walkisoft (U.K.) Limited is duly organized, validly existing and in good standing under the laws of United Kingdom, and all of the outstanding capital stock is owned by UPM-Kymmene UK, Plc., an Affiliate of UPM. As of the
                  Effective Date, Seller and UPM shall cause 100% of the outstanding capital stock of the Sales Companies to be transferred to BKI International Inc., free and clear of any liens or encumbrances, and there shall exist no warrants, options or other commitment with respect to the issuance of any additional capital stock for any of such Sales Companies. Each of the Sales Companies has been operated in full compliance with all applicable laws and regulations. As of the Effective Date, the Sales Companies shall have no Liabilities whatsoever except for trade payables incurred in the Ordinary Course of Business which shall not exceed the current assets of the respective Sales Companies and the Liabilities listed on Exhibit C and specifically assumed by Buyer hereunder. Seller and UPM shall cause all other Liabilities relating to the Sales Companies to be discharged at their sole cost and expense. At Closing, UPM shall cause the delivery of resignations of officers and directors as requested by Buyer.

3. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure
         Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
         Section 4.

         (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation except that

                                     2.1-26

                  Buckeye  Mt.  Holly  is  a  limited   liability  company  duly
                  organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other Agreements to be signed by Buyer and to perform its obligations hereunder or thereunder. Without limiting the foregoing, the board of directors of Buyer has duly authorized the execution, delivery and performance of this Agreement by Buyer. This Agreement constitutes, and upon the execution thereof, the Other Agreements to be signed by Buyer will constitute, the valid and legally binding obligation of the Buyer, enforceable in accordance with their respective terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
                  (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

         (b) Notices and Consents. The Seller will give any notices to third parties, and the Seller will obtain any third party consents as set forth on Exhibit O. If the other party to the contract to be assigned refuses its consent to the assignment of the contract to the Buyer and the failure

                                     2.1-27
                  to obtain such required consent is waived by Buyer, the respective contract shall be assigned as between Seller and Buyer, with the effect that Buyer, to the extent that this is legally permissible and practicable, shall perform the contract and accept performance of the contract by the other contractual party on behalf of Seller but for the account of Buyer. If as a result of the sale and transfer of the Acquired Assets and/or the Seller's inability to perform its obligations under an assigned contract the other contractual party terminates the contract with the Seller for failure to obtain required consent and/or asserts a claim for breach of contract, Seller shall indemnify Buyer from and against all claims of such contractual party, and from all interest, penalties and costs in connection therewith.

         (c) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not (i) execute any agreement that will survive Closing with another Seller or Affiliate unless Buyer consents, (ii) negotiate any agreements creating obligations after Closing in excess of U.S.$10,000 other than sales agreements and agreements for the purchase of raw materials executed in the Ordinary Course of Business for a period not to exceed December 31, 1999, unless Buyer consents, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in
                  Section 3(h) above.

         (d) Preservation of Business. The Seller will use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical Facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. Subject to anticompetitive laws, the Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each Seller.

         (f) Title Insurance. The Buyer will obtain the following title insurance commitments, policies, and riders in preparation for the Closing:

                  (i) with respect to each parcel of real estate in North Carolina that the Seller owns, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) issued by a title insurer reasonably satisfactory to the Buyer in such amount as the Buyer reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Buyer as of the Closing (subject only to the title exceptions described above in Section 3(l)(i) and in Section 3(l)(i) of the Disclosure Schedule).

                                     2.1-28

         Each title insurance policy delivered under Section 5(f)(i) above shall
         (A) insure title to the real property and all recorded easements benefitting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain an ALTA Zoning Endorsement 3.1 (or comparable equivalent), (D) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property,
         (E) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (F) if the real property consists, of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (G) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

         (g) Surveys. With respect to each parcel of real property in North Carolina that the Seller owns and as to which a title insurance policy is to be procured pursuant to
                  Section 5(f) above, the Buyer will procure in preparation for the Closing a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys (or comparable equivalent), disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

         (h) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (i) Exclusivity. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets, of the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                                     2.1-29

5.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the  representations  and  warranties  set  forth  in
                           Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the relevant parties shall have entered into the Other Agreements, including the German Purchase Agreement, and the same shall be in full force and effect;

                  (iii) the Seller shall have performed and complied with all of its covenants hereunder and under the Other Agreements in all material respects through the Closing Date;

                  (iv) the Seller shall have procured all of the third party consents specified in Section 5(b) above, and all of the permits necessary for Buyer to own and operate the Acquired Assets in the manner operated prior to the Closing Date, and all licenses and approvals necessary for Buyer to own and operate the Acquired Assets shall have been obtained;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of the Buyer to own the Acquired Assets or to operate the former businesses of the Seller;

                  (vi) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

                  (vii) the approval or waiver of preemptive rights necessary for the transfer of the real property described in the German Purchase Agreement, the discharge of all land charges encumbering such real estate and the registration of a priority notice with no registrations having prior ranking not assumed by the Buyer shall have been obtained for such real property; and

                  (viii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

                                     2.1-30

         The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the  representations  and  warranties  set  forth  in
                           Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the relevant parties shall have entered into the Other Agreements, including the German Purchase Agreement, and the same shall be in full force and effect;

                  (iii) the Buyer shall have performed and complied with all of its covenants hereunder and under the Other Agreements in all material respects through the Closing;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iv) is satisfied in all respects;

                  (vi) the Buyer shall have delivered to the Seller the Initial Payment adjusted in accordance with the provisions of this Agreement, the Buyer Note and the Pledge and Security Agreement;

                  (vii) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Seller, and dated as of the Closing Date;

                  (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

         The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

                                     2.1-31

6.       Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1999.

                  (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1999.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

7.       Post-Closing Covenants.

         (a) License of Walkisoft Name. Seller hereby grants to Buyer the exclusive royalty-free right to use the trade name "Walkisoft" for a period of five (5) years from the Effective Date in all areas in which the Seller has used the trade name or otherwise has rights in the trade name. Seller hereby expressly releases Buyer, its agents, employees, licensees and assigns from and against any and all claims which Seller has or may have with respect to use of the trade name "Walkisoft." From Effective Date and thereafter for a period of five (5) years, Seller shall not use or license to use or transfer to Persons other than Buyer the "Walkisoft" trade name and thereafter it will not use, license to use or transfer the "Walkisoft" trade name in or to any similar business to that of Buyer. Seller warrants that it has the full right and authority to grant to Buyer the license to use the trade name "Walkisoft."

         (b) Noncompetition by Seller. Except as specified in Section 8(c) below, for a period of five (5) years from and after the Effective Date, neither any Seller nor any Affiliate of Seller shall engage in, directly or indirectly, the airlaid nonwoven business or any other business conducted

                                     2.1-32
                  by Seller as of the Effective Date (the "Restricted Business") anywhere in the world (each of Parties hereto acknowledging that the business as conducted by Seller is an expanding global business with current worldwide sales); provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in the Restricted Business. Notwithstanding the foregoing, Seller or an Affiliate of Seller shall be permitted to acquire another business which has an airlaid nonwoven division or subsidiary comprising not more than 3% of the gross sales for such acquired business for its last full fiscal year. In such event, Seller or its applicable Affiliate shall use its best efforts to dispose of the airlaid nonwoven division or subsidiary of the acquired business as soon as commercially practicable to do so and as part of such process, shall give Buckeye Technologies or its Affiliates a right of first negotiation to acquire the airlaid nonwoven division or subsidiary to be sold. To the extent Buyer is unwilling to acquire such airlaid non-woven division or subsidiary at such price and on such terms as offered by Seller in writing to Buyer, then Seller may not sell such business at a lower price or on more favorable terms than offered to Buyer for at least one year following the date of written offer from Seller to Buyer. If Seller or its Affiliate is unable to sell such airlaid nonwoven division or subsidiary after using commercially reasonable efforts or determines that it is commercially impracticable to sell such airlaid nonwoven division or subsidiary based on its integration with the remaining acquired business, then in such event, Seller covenants that neither Seller nor its Affiliates shall seek to expand or otherwise invest in expansion of the airlaid nonwoven division or subsidiary within the five-year period following the Effective Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(b) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (c) Walkisoft Finland Oy. Buyer agrees that Seller may continue the operation of the Walkisoft plant in Kotka, Finland for up to six (6) months after the Effective Date. By the end of the six (6) month period, Seller must either (i) sell the equipment at the Kotka plant to third parties who are not in competition with Buyer or (ii) elect to continue operating the equipment to produce products which are not in competition with Buyer. In either event, Seller agrees to seek Buyer's prior written approval regarding whether the sale of the equipment or the continued production at the Kotka Plant would be in competition with Buyer, and Buyer's decision shall be determinative of the issue as long as it is not unreasonably given or withheld.

                                     2.1-33

         (d) Buyer Note. The Buyer Note will be imprinted with a legend substantially in the following form:

         THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT AND SET-OFF PROVISIONS SET FORTH IN THE ASSET
         PURCHASE AGREEMENT DATED AS OF OCTOBER 1, 1999 (THE "AGREEMENT") BETWEEN THE ISSUER OF THIS NOTE AND THE PERSON TO WHOM THIS NOTE ORIGINALLY WAS ISSUED, AMONG OTHERS. THIS NOTE WAS ORIGINALLY ISSUED ON OCTOBER 1, 1999, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

         If Seller desires to transfer Buyer Note to an Affiliate, Seller first must furnish the Buyer with (a) a written opinion satisfactory to the Buyer in form and substance from counsel satisfactory to the Buyer to the effect that the holder may transfer the Buyer Note as desired without registration under the Securities Act and (b) a written undertaking executed by the desired transferee satisfactory to the Buyer in form and substance agreeing to be bound by the offset and recoupment provisions and the restrictions on transfer contained herein.

         (e) Accounts Receivable. If Buyer is unable after reasonable efforts to collect the accounts receivable comprising Acquired Assets within sixty (60) days after the stated date for payment, Seller shall purchase such accounts receivable at the U.S. value assigned to such accounts as of the Effective Date.

         (f) Further Assurances. From time to time after the Closing Date, each party, at the request of the other and without further consideration, agrees to execute and deliver or to cause to be executed and delivered at its expense (a) such other instruments of transfer as reasonably may be requested by Buyer to more effectively transfer to Buyer the right, title and interest in or to the Acquired Assets contemplated by this Agreement (including assignments of Intellectual Property and procurement of third-party consents where required) or (b) such other instruments of assumption by Buyer for Assumed Liabilities as contemplated by this Agreement and (c) to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement.

         (g) Sales Rebates or Discounts. Seller shall remain liable for or receive benefit from, as the case may be, its pro rata share of any sales or purchase discounts or rebates which are payable after Closing for the period up to the Effective Date.

         (h) Product Warranty. As a service to Seller, Buyer agrees to use its reasonable efforts to rectify and/or remedy on Seller's behalf and at Seller's expense any items manufactured by Seller prior to the Effective Date which are claimed to be covered by a warranty of Seller. Upon receipt of reasonable documentation from Buyer, Seller shall promptly reimburse Buyer for all costs reasonably

                                     2.1-34
                  expended in rectifying or remedying the claim. To the extent such costs are anticipated to be in excess of U.S. $10,000 for a particular warranty claim, Buyer shall notify Seller in advance of remedying the warranty claim to advise Seller of the claim and the anticipated expenses associated therewith. Buyer shall remedy or replace the item with the consent of Seller, which shall not be unreasonably withheld, provided that upon Seller's failure to object within five (5) business days following receipt of Buyer's notice to Seller of the claim, Buyer may proceed to rectify or remedy the claim at Seller's expense. The Parties acknowledge that Designated Accruals contains a reserve for warranty claims which shall be charged against prior to reimbursement by Seller. The Parties further acknowledge that Buyer is providing this warranty service as an accommodation to Seller and such agreement shall not constitute an assumption by Buyer of any Liability that does not constitute an Assumed Liability under this Agreement.

         (i) Access to Records. Each of the Parties after the Closing Date shall permit the other full access at reasonable times, and in a manner so as not to interfere with normal business operations, to all books, records (including tax records), contracts and documents pertaining to the operation of Seller's business prior to the Effective Date.

         (j) Payment to Dan-Web. Within five (5) banking days after the Closing Date, UPM and Buckeye Technologies each agree to pay or cause to be paid U.S. $1,400,000 to Dan-Web, for a total of U.S. $2,800,000 as required by Section 7.1 of the Buckeye License agreement dated July 13, 1999, between UPM, Buckeye Technologies, Dan-Web and Scanweb. Further, if the Closing Date shall not have occurred before January 1, 2000, UPM and Buckeye each agree to pay or cause to be paid U.S. $100,000 to Dan-Web within five (5) days thereafter, for a total of U.S. $200,000 as required by Section 7.1 of said Buckeye License Agreement.

         (k) UPM-Raflatac, Inc. Property. UPM shall cause its Affiliate, UPM-Raflatac, Inc., to sell and Buyer shall purchase all of the approximately 46 acres of real property contiguous or in close proximity to Seller's Facilities at a price of $650,000 payable in cash at closing which shall be held within thirty
                  (30) days following the Closing Date. The same provisions and obligations of the Parties regarding title, title insurance, survey and expense sharing regarding the Facilities shall similarly apply to the sale hereunder.

8.       Indemnification

         (a) Survival; Right to Indemnification Not Affected by Knowledge. All of the representations, warranties, covenants and obligations in this Agreement and the various Disclosure Schedules referred to herein, the supplements to such Disclosure Schedules, and any other certificate or document delivered pursuant to this Agreement and the German
                  Purchase Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). The right to indemnification, payment of the amount of Adverse Consequences or other remedy based on such representations,

                                     2.1-35
                  warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of the amount of Adverse Consequences or other remedy based on such representations, warranties, covenants, and obligations.

         (b)      Indemnification Provisions for Benefit of the Buyer.

         (1) Each of Seller, jointly and severally, will indemnify and hold harmless the Buyer and Buckeye Technologies (the indemnified persons are sometimes hereinafter referred to collectively as the "Indemnified Persons" and the indemnifying parties are sometimes hereinafter referred to collectively as the "Indemnifying Party") for, and will pay to the Indemnified Persons the amount of, any Adverse Consequence arising, directly or indirectly, from or in connection with:

                  (i) any breach of any representation or warranty made by the Seller in this Agreement, including the Disclosure Schedule (but without giving effect to any supplement to the Disclosure Schedule made subsequent to the signing hereof), or any other certificate or document delivered by the Sellers pursuant to this Agreement;

                  (ii)     any  breach  by  the  Seller  of  any   covenant   or
                           obligation of such Seller in this Agreement;

                  (iii)    any  product  shipped  or  manufactured  by,  or  any
                           services   provided  by,  the  Seller  prior  to  the
                           Effective Date;

                  (iv) any Liability for infringement of any Lemelson patent relating to the use of the Acquired Assets before the Effective Date and with respect to Buckeye Mt. Holly only, after the Effective Date;

                  (v) any Liability of UPM, Seller, or any predecessor of Seller or any of their respective Affiliates or otherwise arising out of or relating to the ownership and operation of the Walkisoft Business prior to the Effective Date which is not an Assumed Liability; or

                  (vi) any Liability of one or more of the Sales Companies arising out of or relating to the operation of their respective businesses prior to the Effective Date except for trade payables incurred in the Ordinary Course of Business and any Liabilities specifically assumed by Buyer and listed on Schedule C attached hereto.

                                     2.1-36

         The remedies provided in this Section 9(b)(1) will be the exclusive remedy that may be available to the Indemnified Persons relating to the matters covered herein except as set forth in Section 11(o) and except that (i) indemnification relating to Liability of Seller for unpaid Taxes pertaining to any period of time prior to the Effective Date shall be governed exclusively by Section 9(b)(2) below and (ii) indemnification for the Environmental, Health and Safety Liabilities, Hazardous Materials, and Hazardous Activities pertaining to a time period prior to the Effective Date shall be governed exclusively by
         Section 9(b)(3) below.

         (2) Each Seller, jointly and severally, agrees to indemnify the Indemnified Persons from and against the entirety of any Adverse Consequences the Indemnified Persons may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller for unpaid Taxes relating to any period in time prior to the Effective Date.

         (3) Each Seller, jointly and severally, will indemnify and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of, any Adverse Consequences (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                  (i) any Environmental, Health, and Safety Liabilities arising out of or relating to: (A) the ownership, operation, or condition at any time on or prior to the Effective Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Seller has or had an interest, (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Effective Date; (C) any Hazardous Materials or other contaminants, wherever located, that were generated, transported, stored, treated, released, or otherwise handled by the Seller or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Effective Date, or (D) any Hazardous Activities that were conducted by the Seller or by any other Person for whose conduct they are or may be held responsible; or

                  (ii) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Seller or any other Person for whose conduct they are or may be held responsible, in any way arising from any Hazardous Activity conducted with respect to the Facilities or the operation of the business by Seller prior to the Effective Date, or from Hazardous Material that was (A) present on or before the Effective Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated from any of the Facilities and was present on any of the Facilities on or prior to the Effective Date) or (B) released by the Seller or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Effective Date.

                                     2.1-37

                  (iii) If any investigation, removal or remedial action is required by Environmental, Health and Safety Requirements ("Required Action") and the Seller is Liable to the Buyer for the Environmental, Health and Safety Liabilities giving rise to the Required Action under the terms of Section 9(b)(3) above, Seller shall be entitled to undertake said Required Action so long as (a) Seller provides reasonable notice to Buyer before commencing such Required Action (b) Seller performs such Required Action in accordance with the Environmental, Health and Safety Requirements; (c) Seller performs the Required Action, in accordance with any requirements of any governmental agency having jurisdiction over the administration and enforcement of the Environmental, Health and Safety Requirements, (d) Seller performs the Required Action in a manner so as not to interfere, to the extent reasonably practicable, with the Buyer's operation of business, and
                           (e) Seller undertakes the Required Action and uses commercially reasonable efforts to complete the Required Action in a timely and expeditious manner. If the Seller fails to meet the foregoing conditions, the Buyer shall be entitled to perform the Required Action at Seller's expense. If the Buyer and Seller dispute either the extent to which there is a Required Action or Seller's Liability with respect to the Required Action or whether the Seller has failed to meet any of the conditions set forth above which would entitle Buyer to perform the Required Action, the Parties agree to submit such issue to arbitration pursuant to Section 11(a) hereof. In the event that Seller performs the Required Action, Seller shall keep Buyer reasonably informed of the progress of such Required Action and shall provide copies to Buyer of the results of any Required Action, all correspondence from or to any governmental entity pertaining to the Required Action, and all reports and other documentation pertaining to such Required Action. Buyer shall provide access to the property at reasonable times to allow Seller to perform any Required Action.

         (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Further, Buyer agrees to hold harmless and indemnify Seller from and against any Adverse Consequences arising out of the operation of the business by Buyer following the Effective Date or the failure by Buyer to discharge or perform any Assumed Liabilities or the breach by Buyer of the Worker Adjustment Retraining Notification Act or any other plant closure law applicable to Walkisoft USA.

                                     2.1-38

         (d) Time Limitations. If the Closing occurs, the Seller will have no Liability (for indemnification or otherwise) with respect to any representation or warranty, except as set forth below, unless on or before the second (2nd) anniversary of the Effective Date, the Buyer notifies the Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer. With respect to environmental matters covered under Section 3(y) or indemnification for environmental matters covered under Section 9(b)(3), the time limitations set forth above shall be extended to the fifth (5th) anniversary of the Effective Date except that no time limitation shall apply to any breach of representation or warranty with respect to environmental matters covered under Section 3(y), or indemnification for environmental matters covered under Section 9(b)(3) of which any Seller had Knowledge at any time prior to the Effective Date. With respect to Tax matters covered under Section 3(k) and title matters covered under Section 3(e), the time limitation set forth above shall be extended to the expiration of the applicable statute of limitations for such tax or title matter. If the Closing occurs, the Buyer will have no Liability (for indemnification or otherwise) with respect to any representation or warranty, unless on or before the second (2nd) anniversary of the Effective Date, the Seller notifies the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller.

         (e) Limitation on Amount C Seller. The Seller shall have no Liability for indemnification for indirect or consequential losses and damages with respect to matters described in 9(b)(1)(i) unless such matter involves a breach of
                  Section 3(e) or involves gross negligence or wilful misconduct by Seller, UPM or any of their respective Affiliates and the term Adverse Consequences shall be interpreted accordingly. Further, the Seller shall have no Liability for indemnification for any individual claim pursuant to Section 9(b)(1)(i) if the Adverse Consequence for such individual claim is less than U.S. $25,000. Seller shall have no Liability for indemnification with respect to the matters described in Section 9(b)(1)(i) and which exceed the foregoing $25,000 de minimus limitation, until the total of all Adverse Consequences with respect to such claims under this Agreement and similar claims for breaches of representations and warranties under the German Purchase Agreement exceed U.S. $300,000 in the aggregate, at which time, the Seller shall be liable to the Indemnified Persons for the entire amount of such Adverse Consequences
                  (subject, however, to the $25,000 de minimus limitation) in excess of U.S. $300,000. However, the foregoing $300,000 limitation will not apply to any breach of the Seller's representations and warranties of which any Seller or UPM had Knowledge at any time prior to the Effective Date.

         The maximum aggregate total amount of indemnification that Seller shall be Liable under this Agreement with respect to the matters described in Sections 9(b)(1)(i) and 9(b)(3) and similar matters under the German Purchase Agreement shall in all events be limited to U.S. $20,000,000 except with respect to fraud or any intentional breach by any Seller, UPM or any of their respective Affiliates of any representation, warranty, covenant or obligation, and the Seller will be jointly and severally liable for all Adverse Consequences suffered by the Buyer

                                     2.1-39
         with respect to such fraud or intentional breach. The maximum aggregate total amount of indemnification that Seller shall be Liable under this Agreement with respect to all matters described in Section 9(b) and similar matters under the German Purchase Agreement shall in all events be limited to U.S. $105,000,000.

         (f) Limitation on Amount -- Buyer. Buyer shall have no liability for indemnification for any individual claim pursuant to Section 9(c) if the Adverse Consequences for such claim is less than U.S. $25,000. The Buyer will have no Liability (for indemnification or otherwise) with respect to the matters described in Section 9(c) and which exceed the $25,000 de minimus limitation until the total of all Adverse Consequences with respect to such claims under this Agreement and similar claims under the German Purchase Agreement exceed U.S. $300,000, at which time, the Buyer shall be liable to the Indemnified Persons for the entire amount of such Adverse Consequences (subject, however, to the $25,000 de minimus limitation) in excess of U.S. $300,000. However, this Section (9)(f) will not apply to any breach of any of the Buyer's representations and warranties of which the Buyer had Knowledge at any time prior to Closing Date. The maximum aggregate total amount of indemnification that Buyer shall be Liable under Section 9(c) of this Agreement for breaches of representations and warranties and under the German Purchase Agreement for similar matters shall in all events be limited to U.S. $20,000,000 except with respect to fraud or any intentional breach by any Buyer of any representation, warranty, covenant or obligation, and the Buyer will be jointly and severally liable for all Adverse Consequences suffered by Seller with respect to such fraud or intentional breach.

         (g) Recoupment Under the Buyer Note. Upon notice to Seller specifying in reasonable detail the basis for such set-off, the Seller shall have thirty (30) days to agree or disagree with Buyer's claim for set-off. The Buyer may set-off any amount to which Seller agrees that Buyer is entitled under this Section 9 against amounts otherwise payable under the Buyer Note or the obligations owing to Seller on account of the German Purchase Agreement. The exercise of such right of set-off by the Buyer will not constitute an event of default under the Buyer Note or the German Purchase Agreement. As to any amount that Seller disputes as being entitled to set-off by providing notice to Buyer of such disputed amount within said thirty (30) day period, Buyer shall pay such disputed amount to a mutually agreed upon escrow agent to hold until the dispute is resolved by mutual agreement of the Parties or pursuant to the arbitration provisions of Section 11(a). Any interest earned in escrow shall be paid to the Party receiving the principal from escrow, or such part attributable thereto.

         (h)      Procedure for Indemnification--Third Party Claims

                  (1) Promptly after receipt by an Indemnified Person under this Section 9 of notice of the commencement of any proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnifying

                                     2.1-40

                           Party under this Section 9, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

                  (2) If any proceeding referred to in Section 9(f)(1) is brought against an Indemnified Person and it gives notice to the Indemnifying Party of the commencement of such proceeding, the Indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the Indemnified Person and, after notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of the law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Person.

                                     2.1-41

                  (3) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such proceeding, but the Indemnifying Party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (i) Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         (j) Coordination with German Purchase Agreement. The Parties agree that they shall not cause any actions to be taken under this Agreement or the German Purchase Agreement which would cause the aggregate limitation provisions of Section 9(e) to be exceeded.

         (k) Overlapping Indemnification Obligations. To the extent Buyer shall have any claim for indemnification involving both a matter described in 9(b)(1)(i) and any other provision of 9(b), the portion of such claim involving 9(b) other than 9(b)(1)(i) shall not be subject to the limitations contained in 9(d) or 9(e) unless specifically provided therein.

         (l) Release. Buyer agrees that as of the fifth anniversary of the Effective Date, Buyer waives, releases, acquits, and forever discharges Seller, its officers, directors, partners, employees or agents, of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Buyer may have on or after that date relating to or arising out of any Environmental, Health, and Safety Requirements. This Release shall not be effective until the date five years after the Effective Date and shall not apply to claims for which Buyer has given Seller notice pursuant to Section 9(d) hereof prior to that date or to any claim for breach of representation or warranty with respect to environmental matters covered under Section 3(y) or indemnification for environmental matters covered under Section 9(b)(3) of which any Seller had Knowledge at any time prior to the Effective Date.

9.       Offer of Employment.

         (a) North Carolina Personnel. Buyer shall offer employment as of the Effective Date to all of the Seller's personnel at the Walkisoft plant in Mt. Holly, North Carolina USA (collectively, "Walkisoft Employees"). The offer of employment shall be on terms comparable to the terms under which such Walkisoft Employees are currently employed by Seller subject, however, to Buyer's right to make some organizational changes where Buyer deems appropriate. Except as otherwise agreed in writing, the costs and expenses of such Walkisoft Employees as of the Effective Date shall not constitute Assumed Liabilities and shall remain the

                                     2.1-42
                  obligation of and be paid by Seller, including all costs associated with compensation, benefits, reimbursements, pensions and severance payments. Further, any such Walkisoft Employee who does not accept Buyer's offer of employment shall remain an employee of Seller, which shall have sole responsibility for all costs related to employment, including severance and termination payments.

         (b)      Accrued  Employee  Liabilities.  In the event Buyer  agrees in writing  to assume any  accrued  Liabilities  relating  to the
                  Walkisoft Employees described in Section 10(a), Buyer's auditors will determine in accordance with GAAP, labor law, and employment rules, regulations and contracts the amount of such accrued Liabilities and such Liability shall become an Assumed Liability and shall be included as Designated Accruals when computing Net Working Capital.

         (c)      Finnish  Employees.  Buyer shall offer  employment to the five
                  (5) persons in the research and development group at the Walkisoft plant in Kotka, Finland and the nine (9) persons in the engineering group in Valkeakoski, Finland on terms comparable to the terms under which such persons are currently employed by Seller subject, however, to Buyer's right to make some organizational changes where Buyer deems appropriate. For each such person that accepts employment, the Designated Accruals shall be increased by the amounts set forth on Exhibit H up to an aggregate amount of $450,000. Buckeye Finland will employ such persons.

         (d) COBRA Liability. Seller shall remain responsible under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), by reason of any qualifying event which occurs on or prior to the Effective Date with respect to employees of Seller and its Affiliates, or beneficiaries or dependents thereof.

         (e) Without limiting the generality of Section 10(a), Buyer shall establish, effective as of the Effective Date, for the benefit of the Walkisoft Employees employed by Buyer as of such date ("New Buyer Plan") a retirement plan with a cash or deferred feature which is intended to be qualified under Sections 401 (a) and 401 (k) of the Internal Revenue Code. Effective as of the Effective Date, or as soon thereafter as is administratively practicable, Seller and Buyer shall take all actions necessary to cause the account balances of the Walkisoft Employees employed by Buyer as of the Effective Date to be transferred from the Walkisoft USA, Inc. Savings Plan to the New Buyer Plan, provided that prior to such transfer, Buyer provides Seller with evidence acceptable to Seller that the New Buyer Plan is or will be amended to be "qualified" for purposes of Section 401 (a) of the Code and that its related trust is or will be amended to be tax exempt under Code Section 501 (a). As soon as practicable after the Closing, but in any event within the applicable remedial amendment period set forth in Treas. Reg.ss. 1.401 (b). Buyer shall submit to the Internal Revenue Service an accurate and complete application for a determination as to the qualified status of the new Buyer Plan and shall make any amendments to the New Buyer Plan as the Internal Revenue Service may require as a condition to issuing a favorable determination letter.

                                     2.1-43

         (f) Buyer will recognize the service of each Walkisoft Employee with Walkisoft USA and/or UPM for purposes of eligibility and vesting under the New Buyer Plan and any welfare benefit plan for which Buyer assumes insured coverage from Seller.

         (g) Seller shall be responsible for all claims for welfare benefits which are incurred prior to the Effective Date by any Walkisoft Employee (or the eligible dependent of any Employee) that are payable under the terms and conditions of any Employee Welfare Benefit Plan. Buyer shall be responsible for all claims for welfare benefits which are incurred from and after the Effective Date by any Walkisoft Employee (or any eligible dependent of any such Employee) that are payable under the terms and conditions of any employee welfare benefit plan maintained by the Buyer for Walkisoft Employees employed by Buyer. For purpose of this Section, a claim for welfare benefits shall be deemed to be incurred, when the death or disability occurs, or other expense giving rise to the claim is incurred. The Buyer shall assume Principal Health Care of the Carolinas group contract #303137; Principal Life Insurance Co. (dental) account #N98977-1, Shenandock Life (Life, AD&D, STD, LTD) policy #003008021-00001 (the "transferred contracts"). Any such transferred contracts shall recognize copayments and deductibles paid by such Employee or dependent under such assumed coverages prior to the Effective Date and shall not exclude any preexisting conditions of any such Employee or dependent that were not excluded under the assumed coverages immediately prior to the Effective Date.

10.      Miscellaneous.

         (a) Arbitration. Any controversy or claim arising out of or relating to this Agreement, the German Purchase Agreement or their breach, not satisfied through negotiation, shall be settled by binding arbitration in accordance with the arbitration rules of the International Chamber of Commerce by an arbitration tribunal consisting of one arbitrator.
                  The place of arbitration shall be in Cologne, Germany, except that if the matter relates only to a dispute under this Agreement and does not involve the German Purchase Agreement, the arbitration shall be held in Wilmington, Delaware. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. As soon as reasonably practical after submission of a demand for binding arbitration, Buyer and Seller shall select one arbitrator, agreeable to all parties. This arbitrator will be selected from lists prepared by the International Chamber of Commerce. From the list the Parties will rank the arbitrators which are acceptable. The highest ranking acceptable candidate will be selected. If no arbitrators from the list composed by the International Chamber of Commerce are acceptable to either of the Parties, the International Chamber of Commerce will compile a second list. If the Parties are unable to agree from a second list, the arbitrator will be selected by the International Chamber of Commerce. The results of the arbitrator's finding will be binding on the Parties. As part of any award, the arbitrator may include an award of attorneys fees to the prevailing party. English shall be the language used for any arbitration.

                                     2.1-44

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without  the  prior  written  approval  of  the  other  Party;
                  provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may, with the prior written consent of Seller, not to be unreasonably withheld, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder). The parties acknowledge that BKI Holding shall acquire all Intellectual Property relating to the Acquired Assets, Buckeye Mt. Holly shall acquire all Acquired Assets and assume all Assumed Liabilities relating to the Walkisoft USA operations and the machinery and equipment comprising the Walkisoft production line in Aarhus, Denmark, BKI International shall acquire all of the capital stock of the Sales Companies, and Buckeye Finland shall acquire and assume the Cooperation Agreement dated February 4, 1998 between Walkisoft Finland Oy and Havix Corporation.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall

                                     2.1-45
                  be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:    Reko Aalto-Setala, Company Secretary
                     UPM-Kymmene, Group Head Office
                     Etelaesplanadi 2
                     FIN-00101Helsinki, Finland
                     Tel +358 204 15 111
                     Fax +358 204 15 110

If to the Buyer:     Henry P. Doggrell, Sr. Vice President
                     Buckeye Technologies Inc.
                     1001 Tillman Street
                     Memphis, TN  38112
                     Telephone No. 901-320-8220
                     Fax No.  901-320-8139

Copy to:             Ben C. Adams, Jr.
                     Baker, Donelson, Bearman & Caldwell, P.C.
                     165 Madison Avenue, Suite 2000
                     Memphis, TN  38103
                     Telephone No. 901-577-2307
                     Fax No. 901-577-0714

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware, USA or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, USA.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the

                                     2.1-46
                  remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Buyer, the Seller, and UPM will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Further, Seller shall pay all costs and expenses necessary to transfer and record the Intellectual Property assignments to Buyer which shall be coordinated by Buyer, and for transfer taxes for the North Carolina real property conveyance. Buyer shall pay for title insurance and survey costs for the North Carolina real property conveyance. Any other transfer taxes shall be administered and paid by Buyer and reimbursed one-half by Seller.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The
                  Parties  intend  that  each  representation,   warranty,
                  and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any

                                     2.1-47
                  state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. Notwithstanding the foregoing, Seller shall not be subject to specific performance for any breach of representation or warranty under this Agreement which shall be governed exclusively by the indemnification provisions of Section 9 except to the extent such breach involves Section 3(e), fraud or gross negligence by Seller.

         (p) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         (q) Passing of Title. Legal title with respect to the Acquired Assets to be transferred hereunder shall pass on the Closing Date by delivery of the instruments and receipt of the consideration therefor. Equitable title and risk of loss shall pass on the Effective Date. Income, liabilities and expenses occurring or incurred from the operations of Seller as of the Effective Date shall be for the account of Buyer.

         (r) Joinder and Guaranty. UPM joins in this Agreement for the purpose of: (i) confirming and guaranteeing the representations and warranties of Seller contained in this Agreement; (ii) confirming and guaranteeing the performance and ratification of the indemnity obligations of Seller contained in this Agreement; (iii) confirming and guaranteeing the performance by Seller of post-closing covenants (collectively the "Guaranteed Obligations");
                  and (iv) joining in this Agreement for the specific obligations attributable to UPM hereunder. In the event that the Seller does not fully, faithfully and promptly perform each and every covenant, agreement, warranty, obligation and undertaking required to be kept, met, observed and performed under and pursuant to the terms of the Guaranteed Obligations, UPM will, immediately and without delay, correct and cure such default; and if, as the direct or indirect result of such default, Buyer suffers or sustains any loss, cost, damage or expense, then and in any such event, UPM shall reimburse Buyer, promptly upon demand, for the entire amount of such loss, cost, damage or expense, subject to any applicable limitations contained in Section 9 above. Buyer shall be entitled to enforce payment and performance of the Guaranteed Obligations directly against UPM in accordance with the terms of Section 11 (a) of this Agreement, without first exhausting any right or remedy which Buyer may have against Seller. Buyer shall be under no obligation, at any time, to resort first to, make demand on, file a claim against, or exhaust its remedies against the Seller.


                                     2.1-48

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              BUCKEYE TECHNOLOGIES INC.


                              By:
                              Title:

                              BKI HOLDING CORPORATION


                              By:
                              Title:

                              BUCKEYE MT. HOLLY LLC


                              By:
                              Title:

                              BUCKEYE FINLAND OY


                              By:
                              Title:

                              BKI INTERNATIONAL INC.


                              By:
                              Title:

                              WALKISOFT FINLAND OY


                              By:
                              Title:

                              WALKISOFT USA, INC.


                              By:
                              Title:



                                     2.1-49

                               WALKISOFT DENMARK A/S


                               By:
                               Title:

                               UPM-KYMMENE CORPORATION


                               By:
                               Title:

                               By:
                               Title:

                                     2.1-50